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                                      Exhibit 10.1 to Motorola, Inc.'s Form 10-K
                                            for the year ended December 31, 2000


              MOTOROLA PERFORMANCE EXCELLENCE = REWARDS PLAN (PE=R)



ELIGIBILITY

Select executives and key employees who are integral to the long-term success of Motorola are eligible to participate in the Motorola Performance Excellence = Reward Plan (PE=R). Generally, participants will be in grades E14 and above.

PARTICIPATION

Actual participation, from among the eligible group of employees, will be made on an annual basis at the selection of your immediate supervisor.

Here is an overview of the Plan:

         INCENTIVE TARGETS

         Below EXB (E15s and below):                                                      30%
         EXB:                                                                             45%
         EXE with annual base salary up to US$310K (elected officers):                    65%
         EXE with annual base salary of US$310K+ (elected officers):                      75%
         EXV (executive vice presidents):                                          75% or 85%

       KEY METRICS

                 PES SCORE*              % OF TARGET
             ------------------          -----------
                Less than 1.5            Less than 50%**
                     1.5                      50%
                     2.0                     100%
                     3.0                     140%
                     4.0                     200%
             -----------------------------------------------
             *   PES score may be adjusted up or down by the
                 CEO based on the degree of difficulty
                 relative to other businesses or functions

             **  CEO discretion



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SITUATIONS AFFECTING PE=R

>>       CHANGE IN EMPLOYMENT

         o No participant who terminates employment prior to the payment of an award will receive an unpaid award for the previous year or a pro rata award for the current year.

>>       CHANGE IN CONTROL

         If Motorola undergoes a Change in Control (as defined in the Omnibus Incentive Plan of 2000):

         o Award payments will be made for the previous fiscal year. If actual individual award amounts have not already been determined, the awards shall be based on the individual's target award percentage and actual salary on the date of Change in Control.

         o Pro rata award payments will be made for the current fiscal year based on the individual's target award percentage, actual salary on the date of Change in Control, and the number of completed months, as of the effective date of the Change in Control.

         o Awards will be paid in cash as soon as administratively practicable following the effective date of the Change in Control but in no event more than 30 days following a Change in Control.

         o These provisions may not be modified or terminated following a Change in Control.

NONTRANSFERABILITY

Rights under the PE=R may not be sold, transferred, pledged, assigned, or otherwise alternated or hypothecated.

RESERVATION AND RETAINMENT OF COMPANY RIGHTS

         o All awards (other than those upon a Change in Control) are at the discretion of the Compensation Committee.

         o The selection of any employee for participation in PE=R will not give that participant any right to be retained in the employ of the Company.

         o The right and power of the Company to terminate the employment of any participant is specifically reserved.

         o A participant in PE=R will not have any right to or interest in any awards unless and until all terms, conditions, and provisions of PE=R that affect that person have been fulfilled as specified herein.

         o No employee will at any time have a right to be selected for participation in PE=R for any fiscal year, despite having been selected for participation in a previous fiscal year.

GOVERNANCE

The Board of Directors or the Compensation Committee (with the assistance of the Chief Executive Officer of the Company) is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the PE=R, all of which will be binding upon the participant.

AMENDMENT, MODIFICATION, AND TERMINATION

The Board of Directors or the Compensation Committee may amend, modify, or terminate PE=R.



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MISCELLANEOUS PROVISIONS

         o The Company will have the right to require participants to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements, or to deduct from any or all payments under the PE=R amounts sufficient to satisfy all withholding tax requirements.

         o All obligations of the Company under the PE=R with respect to payout of awards, and the corresponding rights granted thereunder, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other acquisition of all or substantially all of the business and/or assets of the Company.

         o In the event that any provision of the PE=R will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the plan, and the PE=R will be construed and enforced as if the illegal or invalid provision had not been included.

         o No participant will have any interest whatsoever in any specific asset of the Company. To the extent that any person acquires a right to receive payments under the PE=R, such right will be no greater than the right of any unsecured general creditor of the Company.

         o To the extent not preempted by federal law, the PE=R, and all agreements hereunder, will be construed in accordance with and governed by the laws of the state of Illinois without giving effect to the principles of conflicts of laws.


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